UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2013, MGPI Processing, Inc. (the “Company”), a Kansas corporation and wholly-owned subsidiary of MGP Ingredients, Inc (the “Registrant”), entered into an Asset Purchase Agreement (the “Agreement”) with Green Dot Holdings LLC, a Delaware limited liability company (the “Buyer”).

Under the Agreement, the Company is to sell substantially all of the assets (the “Assets”) of its bioplastics manufacturing business to the Buyer (the “Transaction”), including all of the Company’s assets at its bioplastics manufacturing facility in Onaga, Kansas and certain assets at the Company’s extruder bio-resin laboratory located in Atchison, Kansas.

The Agreement calls for the Company to sell the Assets for $2,800,000 payable in cash.  The purchase price is not subject to either an escrow arrangement or working capital adjustment.

Closing of the Transaction (the “Closing”) is to occur upon satisfaction of the Agreement’s closing conditions, which include without limitation, obtaining various consents and releases, transfer of permits and licenses, and execution and delivery of specified ancillary agreements.  Further, the Agreement includes customary representations, warranties, covenants and indemnification of the Buyer and Company.  The Closing is conditioned on the accuracy of the representations and warranties and compliance with the covenants set forth in the Agreement.  The Agreement is subject to termination by either party if the Closing has not occurred by February 28, 2013.  There are no termination fees payable upon the termination of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  The Agreement was filed to provide investors with information regarding its terms and is not intended to provide other factual information about the parties thereto.  The representations, warranties and covenants contained in the Agreement were made only for the purpose of such Agreement, were made as of specific dates and were solely for the benefit of the parties thereto.  The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that were exchanged in connection with signing the Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Agreement.  Accordingly, investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts at the time they were made or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

*2.1 Asset Purchase Agreement between MGPI Processing, Inc. and Green Dot Holdings LLC dated January 23, 2013.

  _________________
  *   Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: January 28, 2013	By:	/s/Timothy W. Newkirk
Timothy W. Newkirk, President and Chief Executive Officer